Exhibit 99.1

Synergy Pharmaceuticals to Present at Oppenheimer 27th Annual Healthcare Conference

NEW YORK, N.Y., March 14, 2017 — Synergy Pharmaceuticals Inc. (NASDAQ: SGYP) today announced that Marino Garcia, the company’s EVP and Chief Strategy Officer, will present a corporate update at the Oppenheimer 27th Annual Healthcare Conference on Tuesday, March 21, 2017 at 11:30 a.m. Eastern Time at The Westin New York Grand Central in New York City.

A live webcast of the presentation will be accessible through the Investor Relations section of the company’s website at www.synergypharma.com. A replay of the webcast will be available on Synergy’s website for 60 days following the conference.

About Synergy Pharmaceuticals Inc.

Synergy is a biopharmaceutical company focused on the development and commercialization of novel gastrointestinal (GI) therapies. The company has pioneered discovery, research and development efforts on analogs of uroguanylin, a naturally occurring and endogenous human GI peptide, for the treatment of GI diseases and disorders. Synergy’s proprietary uroguanylin analog platform includes one commercial product TRULANCE™ (plecanatide) and a second lead product candidate, dolcanatide. For more information, please visit www.synergypharma.com.

Company Contact:

Gem Hopkins

VP, Investor Relations and Corporate Communications

212-584-7610

ghopkins@synergypharma.com